Exhibit 23.7

                        [Letterhead of Bear Sterns]

                          CONSENT OF BEAR STEARNS


We hereby consent to the use of our opinion letter dated July 31, 1998, to the Special Committee of McMoRan Oil and Gas Co. ("MOXY"), attached as Annex B to McMoRan Exploration Co.'s Joint Proxy Statement/Prospectus on Form S-4 ("S-4") and to the references to our firm in the S-4 under the headings "Summary--Opinion of Financial Advisors," "The Mergers--Background of the Mergers," "The Mergers--MOXY's Reasons for the MOXY Merger; Recommendation of the MOXY Board of Directors," "The Mergers--Opinion of Financial Advisor to MOXY's Special Committee." In giving such consent, we do not admit that we come within the category of persons whose consent required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                        By: /s/ Brooks J. Klimley
                                            ___________________________
                                                Brooks J. Klimley


August 10, 1998